SCHEDULE II
                           (AS OF FEBRUARY 15, 2011)


--------------------------------------------------------------------------------
First Trust STOXX European Select Dividend Index Fund
--------------------------------------------------------------------------------
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund
--------------------------------------------------------------------------------
First Trust Dow Jones Global Select Dividend Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Wind Energy Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Engineering and Construction Index Fund
--------------------------------------------------------------------------------
First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Copper Index Fund
--------------------------------------------------------------------------------
First Trust ISE Global Platinum Index Fund
--------------------------------------------------------------------------------
First Trust BICK Index Fund
--------------------------------------------------------------------------------
First Trust NASDAQ CEA Smartphone Index Fund
--------------------------------------------------------------------------------